                                                                  EXHIBIT 10.26


                                SIXTH AMENDMENT
                                       TO
                                CREDIT AGREEMENT

                  THIS SIXTH AMENDMENT TO CREDIT AGREEMENT ("Sixth Amendment") is made and entered into as of this 31st day of March, 2003 by and between INTEGRITY MEDIA, INC., a Delaware corporation (f/k/a Integrity Incorporated, "Integrity Media"), INTEGRITY PUBLISHERS, INC., a Delaware corporation ("Integrity Publishers"), INTEGRITY DIRECT, LLC, a Delaware limited liability company ("Integrity Direct"), M2 COMMUNICATIONS, L.L.C., a Tennessee limited liability company ("M2 Communications;" Integrity Media, Integrity Publishers, Integrity Direct and M2 Communications are hereinafter referred to as the "Borrowers") and LASALLE BANK NATIONAL ASSOCIATION (as "Administrative Agent" and "Lender").

                                  WITNESSETH:

                  WHEREAS, pursuant to that certain Credit Agreement, dated as of April 25, 2001, by and between the Borrowers and Lender, as amended by that certain First Amendment to Credit Agreement dated as of June 15, 2001, that certain Second Amendment to Credit Agreement dated as of March 30, 2002, that certain Third Amendment to Credit Agreement dated as of June 28, 2002, that certain Fourth Amendment to Credit Agreement dated as of December 31, 2002, and that certain Fifth Amendment to Credit Agreement dated as of March 26, 2003 (collectively, the "Credit Agreement"), Lender made the Loan available to Borrowers as more particularly described in the Credit Agreement; and

                  WHEREAS, the Lender has agreed to the modification of certain provisions contained in the Credit Agreement upon the terms and conditions hereafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         2.       Amendments to Credit Agreement.

                  2.1 Section 4.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "4.1.1. Minimum Fixed Charge Coverage Ratio. The ratio of EBITDA minus Non-Financed Capital Expenditures for the most recently ended four (4) fiscal quarters to Fixed Charges for the most recently ended four (4) fiscal quarters, calculated as of the last day of the last fiscal quarter, shall not be less than the ratio specified below:

           Fiscal Quarters Ending                              Ratio
                                                  (Rounded to the Nearest One One
                                                             hundredths

         6/30/01 through 03/31/02                           1.00:1.00

         9/30/02 through 12/31/02                           0.94:1.00

         3/31/03 through 6/30/03                            1.10:1.00

         9/30/03 through 12/31/04                           1.15:1.00

         3/31/05 and thereafter                             1.20:1.00"

                  2.2      The following paragraph is hereby added to Section
         4.1 as follows:

                  "4.1.4 Minimum Availability. The Available Credit Portion for Loans shall be equal to or greater than $1,000,000 at all times.

                  2.3 The table under Section 5.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "FISCAL YEAR                                       AMOUNT
              2001                                         $5,200,000
              2002                                         $5,300,000
              2003                                         $7,100,000
              2004                                         $5,500,000
              2005                                         $5,750,000
              2006                                         $6,000,000
              2007                                         $6,250,000"

                  2.4 Section 9.1 of the Credit Agreement is hereby amended by adding in proper alphabetical position the following definition:

                  "'Non-Financed Capital Expenditures' means, for any period, Capital Expenditures, minus (but in no event by an amount that is less than zero) the sum of Capital Expenditures funded out of (1) the proceeds of any of the Loans, and (2) other Indebtedness permitted by the terms of Section 5.2."

                  2.5 Section 9.1 of the Credit Agreement is hereby amended by deleting the definition of "Borrowing Base" and replacing the same with the following definition:

                  "Borrowing Base" means (a) the sum of (i) eighty percent (80%) of the net amount of Borrower's Eligible Accounts plus
                  (ii) fifty percent (50%) of the value, calculated at the lower of cost or market, with cost determined on an average cost basis, of Borrower's Eligible Inventory less (iii) such reserves as the Administrative Agent in its reasonable judgment deems necessary or appropriate from time to time, minus (b) $1,000,000."

                  2.6 Section 9.1 of the Credit Agreement is hereby amended by deleting the definition of "Fixed Charges" and replacing the same with the following definition:

                           "Fixed Charges" means, at the time of any
                  determination, the sum of the following items (without duplication) for Borrower during the relevant four consecutive fiscal quarter period:

                           a. The amount of principal otherwise required to be paid under this Agreement during such period, and

                           b. Plus the amount of principal paid or required to be paid on other Funded Debt (i.e., Funded Debt other than under this Agreement) during such period, and

                           c. Plus Interest Expense during such period, and

                           d.       Plus distributions permitted under Section
                  5.10 hereof paid or accrued for, without duplication, and

                           e.       Plus cash taxes.

                  For purposes of this calculation, Interest Expense includes interest accrued under Capital Leases, and principal includes principal obligations under Capital Leases.

                  2.7 Exhibit 4.2 (Compliance Certificate) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with Exhibit 4.2 attached hereto.

                  2.8 Exhibit 4.3.5 (Borrowing Base Certificate) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with Exhibit 4.3.5 attached hereto.

         3. Conditions to Effectiveness. This Sixth Amendment shall be deemed effective as of the date hereof, when and only when the Lender shall have received (i) this Sixth Amendment duly executed by the Borrower, and (ii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Lender or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel.

         4. Representations and Warranties. The Borrowers hereby represent and warrant as follows:

                  (a) This Sixth Amendment and the Credit Agreement, as amended hereby, have been duly authorized and constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their respective terms.

                  (b) Upon the effectiveness of this Sixth Amendment, the Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Sixth Amendment, except to the extent such covenants, representations or warranties expressly relate to an earlier date.

                  (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Sixth Amendment.

                  (d) The Borrowers have no defense, counterclaim or offset with respect to the Credit Agreement or any of the other Loan Documents.

         5.       Effect on the Credit Agreement.

                  (a) Upon the effectiveness of this Sixth Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Credit Agreement, the Loan Documents, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Sixth Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lender, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         6. Governing Law. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Illinois.

         7. Headings. Section headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.

         8. Counterparts. This Sixth Amendment may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Sixth Amendment has been duly executed as of the day and year first written above.


                                      INTEGRITY MEDIA, INC.
                                      (f/k/a Integrity Incorporated)


                                      By: /s/ Donald S. Ellington
                                         --------------------------------------
                                         Name:  Donald S. Ellington
                                         Title:  Secretary


                                      INTEGRITY PUBLISHERS, INC.


                                      By: /s/ Donald S. Ellington
                                         --------------------------------------
                                         Name:  Donald S. Ellington
                                         Title:  Secretary


                                      M2 COMMUNICATIONS, L.L.C.


                                      By: /s/ Donald S. Ellington
                                         --------------------------------------
                                         Name:  Donald S. Ellington
                                         Title:  Secretary


                                      INTEGRITY DIRECT, LLC


                                      By: /s/ Donald S. Ellington
                                         --------------------------------------
                                         Name:  Donald S. Ellington
                                         Title:  Secretary


                                      LASALLE BANK NATIONAL ASSOCIATION


                                      By: /s/ Andrew K. Dawson
                                         --------------------------------------
                                         Name:   Andrew K. Dawson
                                         Title: First Vice President

                                  EXHIBIT 4.2

                         FORM OF COMPLIANCE CERTIFICATE

                                  EXHIBIT 4.3

                       Form of Borrowing Base Certificate
                           BORROWING BASE CERTIFICATE
                             INTEGRITY INCORPORATED


         We refer to that certain Credit Agreement, dated as of April 25, 2001, by and between the Borrowers and Lender, as amended by that certain First Amendment to Credit Agreement dated as of June 15, 2001, that certain Second Amendment to Credit Agreement dated as of March 30, 2002, that certain Third Amendment to Credit Agreement dated as of June 28, 2002, that certain Fourth Amendment to Credit Agreement dated as of December 31, 2002, and that certain Fifth Amendment to Credit Agreement dated as of March 26, 2003 and that certain Sixth Amendment to Credit Agreement dated as of March 31, 2003 (the "Loan Agreement"). Each capitalized term contained herein and not otherwise defined herein shall have the meaning given to such term in the Credit Agreement.

         The undersigned hereby represents and warrants (i) that he is the Senior Vice President of Administration and Finance of the Borrower, and (ii) that the following information is true, correct and complete as of the last day of __________ 2003:

A.      Eligible Accounts

        1.   Total Accounts                                                          $   --

        2.   Less:  Accounts due and unpaid more than 90 days
             after the invoice date                                                  $   --

        3.   Less:  Other Ineligible Accounts                                        $   --
             (International and Celebration Hymnal)

        4.   Total Eligible Accounts                                                 $   --

        5.   Advance Ratio                                                             0.80

        6.   Total Availability                                                      $   --

        7.   Availability all times during the reporting period has been at
             least:                                                                  US $1,000,000.00

B.      Eligible Inventory

        1.   Total Inventory                                                         $   --

        2.   Less:  Ineligible Inventory                                             $   --

        3.   Total Eligible Inventory                                                $   --

        4.   Advance Ratio                                                             0.50

        5.   Total Availability                                                      $   --

C.      Borrowing Base

        1    Total Borrowing Base ((A.6 plus B.5) minus $1,000,000)                  $   --
                                                                                     -----------------
        2    Outstanding Borrowings under subject facility                           $   --
                                                                                     -----------------
        3    Outstanding Reserves                                                    $   --
                                                                                     -----------------
             EXCESS AVAILABILITY                                                     $   --
                                                                                     -----------------

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the ______ day of ____________, 20__.


                                 Donald S. Ellington
                                 Integrity Media, Inc.
                                 Senior Vice President Finance & Administration Chief Financial Officer


                                       3